Exhibit 27(n)(i)

Consent of Sutherland Asbill & Brennan LLP

S.A.B. Letterhead

April 14, 2004

Board of Directors

Life Investors Insurance Company of America

Life Investors Variable Life Account A

4333 Edgewood Road, NE

Cedar Rapids, Iowa 52499

RE:	Life Investors Variable Life Account A
Variable Protector
File No. 333-93567/811-09747

Gentlemen:

We hereby consent to the use of our name under the caption “Legal Matters” in the Statement of Additional Information for the Variable Protector contained in Post-Effective Amendment No. 6 to the Registration Statement on Form N-6 (File No. 333-93567/811-09747) of the Life Investors Variable Life Account A filed by Life Investors Life Insurance Company of America with the Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours, SUTHERLAND ASBILL & BRENNAN LLP

By:	/s/ MARY JANE WILSON-BILIK

Mary Jane Wilson-Bilik